UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2017

GOLDEN GROWERS COOPERATIVE

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 Main Ave W, Suite 5 West Fargo, ND 58078
(Address of principal executive offices)

(701) 281-0468

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its annual member meeting on March 23, 2017 during which its members elected directors from each of the five geographical districts established by the Cooperative’s Amended and Restated Bylaws.

From the Southwest district, the members located in that district re-elected Chris Johnson as a director.  He received 15 of the 15 votes cast.  His new three-year term begins on March 23, 2017 and expires in March 2020.  Brett Johnson and Bruce Speich will continue as directors for the Southwest district.

From the Northeast district, the members located in that district re-elected Shaun Beauclair as a director.  He received 5 of the 5 votes cast.  His new three-year term begins on March 23, 2017 and expires in March 2020.  Matthew Hasbargen and Gary Jirak will continue as directors for the Northeast district.

From the Northwest district, the members located in that district re-elected Glenn Johnson as a director.  He received 19 of the 19 votes cast.  His new three-year term begins on March 23, 2017 and expires in March 2020.  Nicolas Pyle and Leslie Nesvig will continue as directors for the Northwest district.

From the Southeast district, the members located in that district elected Richard Bot as a director.  He received 12 of the 12 votes cast.  His new three-year term begins on March 23, 2017 and expires in March 2020.  Larry Vipond and Byron Koehl will continue as directors for the Southeast district.

From the East Central district, the members located in that district re-elected Mark Harless as a director.  He received 17 of the 17 votes cast.  His new three-year term begins on March 23, 2017 and expires in March 2020. Scott Jetvig and David Benedict will continue as directors for the East Central district.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

	By	/s/ Scott Stofferahn
Date: March 30, 2017		Scott Stofferahn
Executive Vice President and Chief Executive Officer

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